UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2013
__________________________

LENDER PROCESSING SERVICES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34005	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue Jacksonville, Florida	32204
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (904) 854-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2013, Lender Processing Services, Inc., a Delaware corporation (the “Company”), Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company surviving as a subsidiary of FNF (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, at the effective time of the Merger, each share of Company common stock (“Company Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares owned by the Company, its subsidiaries, FNF or Merger Subsidiary and (ii) shares in respect of which appraisal rights have been properly exercised and perfected under Delaware law) will be converted into the right to receive (i) $16.625  in cash, as the same may be increased pursuant to the Merger Agreement (the “Cash Consideration”), and (ii) a fraction of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) equal to the exchange ratio, as it may be adjusted pursuant to the Merger Agreement (such exchange ratio, the “Exchange Ratio” and such consideration the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

The Exchange Ratio is subject to adjustment in certain circumstances.  Specifically, if the average of the volume weighted averages of the trading prices of FNF Common Stock during the ten trading day period ending on the third trading day prior to the closing of the Merger (the “Average FNF Stock Price”) is:

(i) greater than $24.215, the Exchange Ratio will be 0.65224;

(ii) between $20.000 and $24.215, the Exchange Ratio will adjust so that the value of the Stock Consideration is fixed (based on the Average FNF Stock Price) at $15.794 per share of Company Common Stock; and

(iii) less than $20.000, the Exchange Ratio will be 0.7897.

In the event that FNF is able to raise (or obtain firm commitments with respect to) additional financing or otherwise has sufficient cash on hand following entry into the Merger Agreement, FNF can, prior to mailing the joint proxy statement/prospectus in connection with the Merger, elect to alter the consideration mix by increasing the Cash Consideration by up to $16.625 per share of Company Common Stock with a corresponding decrease in the Stock Consideration as provided under the terms of the Merger Agreement.  If FNF elects to increase the Cash Consideration and decrease the Stock Consideration, the Exchange Ratio is adjusted to reflect the new consideration mix.  However, if FNF elects to increase the Cash Consideration and the Average FNF Stock Price is greater than $26.763, then the Exchange Ratio will be increased to reflect the increased value that would have been received at the closing of the Merger without any change in the mix of consideration.

Consummation of the Merger is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Company Stockholder Approval”), (ii) to the extent required under the terms of the Merger Agreement, the approval of the issuance of shares of FNF Common Stock in connection with the Merger (the “FNF Share Issuance”) by the holders of a majority of the shares of FNF Common Stock represented at a meeting of FNF stockholders, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the consent or approval by certain state regulatory entities, (v) the absence of any injunction or applicable law prohibiting consummation of the Merger, (vi) to the extent shares of FNF Common Stock will be issued in the Merger, the Registration Statement on Form S-4 filed with respect to the Merger and the FNF Share Issuance having been declared effective by the Securities and Exchange Commission (the “SEC”), (vii) to the extent shares of FNF Common Stock will be issued in the Merger, such shares having been approved for listing on the New York Stock Exchange, (viii) the accuracy of the representations and warranties made by the Company, FNF and Merger Subsidiary (subject to materiality qualifiers), including the absence of any change, effect, event, occurrence, circumstance or state of facts, from March 31, 2013 to the effective time of the Merger, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company or a FNF Material Adverse Effect (as defined in the Merger Agreement) with respect to FNF and (ix) the performance, in all material respects, by each of the Company, FNF and Merger Subsidiary of all of its obligations under the Merger Agreement.

The Merger Agreement contains customary representations and warranties made by the Company, FNF and Merger Subsidiary.  The Merger Agreement also contains customary covenants, including covenants providing for each of the parties: (i) to use reasonable best efforts to cause the transaction to be consummated, and (ii) to call and hold a special stockholders’ meeting and recommend adoption of the Merger Agreement, in the case of the Company, and the FNF Share Issuance, in the case of FNF to the extent required under the terms of the Merger Agreement.  In addition, each of the Company and, FNF has agreed (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to take certain actions prior to the closing of the Merger without the prior consent of the other party.

During the period beginning on the date of the Merger Agreement and continuing through 5:00 p.m., New York City time, on July 7, 2013 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals.  After the end of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with any third parties that contacted the Company and made a bona fide alternative acquisition proposal during the Go-Shop Period that the Board of Directors of the Company has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the end of the Go-Shop Period, prior to the receipt of the Company Stockholder Approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors of the Company has determined are or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is an acquisition proposal that the Board of Directors of the Company has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger, taking into account all financial, legal, regulatory, financing, certainty and timing of consummation and other aspects of such proposal and of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and FNF. Among other things, the Company can terminate the Merger Agreement if the Average FNF Stock Price is less than $20.00 at the time when all other closing conditions are satisfied.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay FNF a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is made by an Excluded Party and entered into prior to July 19, 2013, the amount of the termination fee will be $37 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $74 million. The Merger Agreement also provides that FNF will be required to pay the Company a reverse termination fee of $74 million in the event that the Company terminates the Merger Agreement because (i) the board of directors of FNF withdraws, modifies or fails to include its recommendation of the FNF Share Issuance in the joint proxy statement/prospectus, or (ii) FNF fails to hold a meeting of its stockholders to approve the FNF Share Issuance to the extent required under the terms of the Merger Agreement.

FNF has obtained debt financing commitments from Bank of America N.A. and JPMorgan Chase Bank, N.A., and equity financing commitments from affiliates of Thomas H. Lee Partners, L.P., to fund (together with existing credit facilities and cash on hand of FNF and LPS) the transactions contemplated by the Merger Agreement. The Merger Agreement requires FNF to use its reasonable best efforts to obtain the financing on the terms and conditions described in those commitments. However, the Merger Agreement does not contain a financing condition.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 8.01. Other Events.

On May 28, 2013, the Company and FNF issued a joint press release in connection with the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of the Company by FNF, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding FNF’s and the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; FNF and the Company are subject to intense competition and increased competition is expected in the future; the Company’s ability to adapt its services to changes in technology or the marketplace; the impact of changes in the level of real estate activity (including, among others, loan originations and foreclosures) on demand for certain of the Company’s services; the Company’s ability to maintain and grow its relationship with its customers; the effects of the Company’s substantial leverage on its ability to make acquisitions and invest in its business; the level of scrutiny being placed on participants in the foreclosure business; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to the Company’s default management operations, and with civil litigation relating to these matters; changes to the laws, rules and regulations that regulate the Company’s businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on the Company’s business and reputation; and risks associated with protecting information security and privacy. Additional information concerning these and other factors can be found in the Company’s and FNF’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s and FNF’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  FNF and the Company assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by FNF. In connection with the proposed acquisition, the Company and FNF intend to file relevant materials with the SEC, including FNF’s registration statement on Form S-4 that will include a joint proxy statement of FNF and the Company that also constitutes a prospectus of FNF. Investors and security holders are urged to read all relevant documents filed with the SEC, including the joint proxy statement/prospectus, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website, http://www.sec.gov, or for free from the Company by contacting Nancy Murphy, LPS Vice President, Investor Relations, 904.854.8640, Nancy.Murphy@lpsvcs.com, or for free from FNF by contacting Daniel Kennedy Murphy, FNF Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com. Such documents are not currently available.

Participants in Solicitation

FNF and its directors, executive officers and certain employees, and the Company and its directors, executive officers and certain employees, may be deemed to be participants in the solicitation of proxies from the holders of Company Common Stock and the holders of FNF common stock in respect of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013.  To the extent holdings of the Company securities have changed since the amounts contained in the proxy statement for the Company’s 2013 Annual Meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information about FNF’s directors and executive officers is set forth in the proxy statement for FNF’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 12, 2013.  To the extent holdings of FNF securities have changed since the amounts contained in the proxy statement for FNF’s 2013 Annual Meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the acquisition (once available).  These documents (when available) may be obtained free of charge from the SEC’s website http://www.sec.gov, or from the Company and FNF using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among LPS, FNF and Merger Subsidiary.

99.1	Joint Press Release issued by LPS and FNF, dated May 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 28, 2013	LENDER PROCESSING SERVICES, INC.

	By:	/s/ Hugh R. Harris
Hugh R. Harris
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among LPS, FNF and Merger Subsidiary.

99.1	Joint Press Release issued by LPS and FNF dated May 28, 2013.